UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2012

JAKKS PACIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28104	95-4527222
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22619 Pacific Coast Highway, Malibu, California	90265
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 456-7799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

The employment agreements for Stephen Berman, our President and Chief Executive Officer and John (Jack) McGrath, our Chief Operating Officer, provide, inter alia, that for each fiscal year between 2012 through 2015 for Mr. Berman and 2012 through 2013 for Mr. McGrath, their respective bonuses will depend on our achieving certain earnings per share growth targets, with such earnings per share growth targets to be determined annually by the Compensation Committee of our Board of Directors before the end of the Company’s first fiscal quarter. This bonus is paid in accordance with the terms and conditions of our 2002 Stock Award and Incentive Plan (the “Plan”). The criteria for their respective 2012 bonuses have been set by the Compensation Committee as follows:

The percentage set forth on the following table which corresponds to the Adjusted EPS (as defined below) for 2012, multiplied by the base salary in 2012:

Base Bonus – Berman 2012

2012 Adjusted EPS ($)	BONUS = % OF BASE SALARY

Less than $1.10	0
$1.10-$1.13	20%
$1.14-$1.15	30%
$1.16-$1.17	40%
$1.18-$1.19	50%
$1.20-$1.21	65%
$1.22-$1.23	75%
$1.24-$1.25	80%
$1.26-$1.32	90%
$1.33-$1.38	100%
$1.39-$1.41	125%
$1.42-$1.43	135%
$1.44-$1.45	150%
$1.46-$1.48	165%
$1.49-$1.51	175%
Greater than $1.51	200%

Base Bonus – McGrath - 2012

2012 Adjusted EPS ($)	BONUS = % OF BASE SALARY

Less than $1.10	0
$1.10-$1.13	20%
$1.14-$1.15	30%
$1.16-$1.17	40%
$1.18-$1.19	50%
$1.20-$1.21	65%
$1.22-$1.23	75%
$1.24-$1.25	80%
$1.26-$1.32	90%
$1.33-$1.38	100%
$1.38-$1.45	110%
$1.46-$1.51	120%
Greater than $1.51	125%

The term “Adjusted EPS” was defined by the Compensation Committee to mean the net income per share of our common stock, calculated on a fully-diluted basis as determined by our then current auditors in accordance with GAAP, applied on a basis consistent with past periods, as adjusted in the sole discretion of the Compensation Committee to take account of extraordinary or special items, or as otherwise may be permitted by the Plan, and such determination by the auditors, absent manifest error, as adjusted by the Compensation Committee, will be conclusive and binding upon us and the respective executive. The Compensation Committee also reserves the right to modify the bonus targets and bonus amounts in the exercise of its negative discretion to take account of any new acquisitions that are concluded in 2012, changes in the outstanding shares used to calculate the Company’s Adjusted EPS resulting from stock repurchases by the Company and redemption of the Company’s senior convertible notes due in 2014, the amount of bonuses awarded to employees, or as otherwise determined by the Committee.

Additional Bonus - Berman 2012

A.	Bonus Opportunity up to 50% of Base Salary Based on Stock Price

Stock Price Target (per Share)	BONUS = % OF BASE SALARY

Less than $21.00	0
$21.00-$22.99	20%
$23.00-$24.99	30%
$25.00-$26.99	40%
$27.00-$28.99	45%
Greater than $28.99	50%

The bonus will be paid if the closing price of our shares of common stock on NASDAQ or such other national exchange on which the shares are traded is not less than the target for ten (10) consecutive trading days during the fiscal year 2012 or if a Transaction occurs during the fiscal year 2012 in which all or substantially all of our shares of common stock are valued at a Stock Price Target. The term “Transaction” means, whether effected directly or indirectly or in one or a series of transactions, (i) any merger, consolidation or other business combination pursuant to which all or a majority of our business, assets or divisions is combined with that of a purchaser, or (ii) the sale, transfer, exchange or other disposition of all or a majority of our business, assets, divisions or voting securities, whether by way of merger or consolidation, reorganization, recapitalization or restructuring, tender or exchange offer, share exchange, option or negotiated purchase, leveraged buyout, or partnership.

B.	Bonus Opportunity up to 50% of Base Salary Based on 2012 Adjusted EBITDA

ADJUSTED EBITDA ($000)	BONUS = % OF BASE SALARY

Less than $76,000	0
$76,000-$79,999	10%
$80,000-$84,999	25%
$85,000-$89,999	35%
$90,000-$100,000	45%
Greater than$100,000	50%

The term “Adjusted EBITDA” was defined by the Compensation Committee to mean pre-tax income plus depreciation, amortization and interest expense and less interest income and add/subtract Joint Venture income/loss, as determined by our then current auditors in accordance with GAAP, applied on a basis consistent with past periods, as adjusted in the sole discretion of the Compensation Committee to take account of extraordinary or special items, or as otherwise may be permitted by the Plan, and such determination by the auditors, absent manifest error, as adjusted by the Compensation Committee, will be conclusive and binding upon us and the respective executive. The Compensation Committee also reserves the right to modify the bonus targets and bonus amounts in the exercise of its negative discretion to take account of any new acquisitions that are concluded in 2012, the amount of bonuses awarded to employees, or as otherwise determined by the Committee.

The target levels described above, where applicable, are calculated on a post-bonus basis. The foregoing is only a summary of certain of the terms of our employment agreements with these named executives. For a complete description, copies of such agreements are annexed herein in their entirety as exhibits or are otherwise incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Second Amended and Restated Employment Agreement between the Company and Stephen G. Berman dated as of November 11, 2010 (1)

10.2	Employment Agreement between the Company and John a/k/a Jack McGrath, dated March 4, 2010 (2)

10.3	First Amendment to Employment Agreement between the Company and John a/k/a Jack McGrath, dated August 23, 2011 (2)

____________________

(1)	Filed previously as an exhibit to the Company’s Current Report on Form 8-K filed November 17, 2010, and incorporated herein by reference.
(2)	Filed previously as an exhibit to the Company’s Current Report on Form 8-K filed August 24, 2011, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAKKS PACIFIC, INC.

Dated: April 3, 2012
By: /s/ JOEL M. BENNETT
Joel M. Bennett, CFO